As filed with the Securities and Exchange Commission on November 16, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Applied Molecular Evolution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0374014

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3520 Dunhill Street San Diego, California	92121

(Address of Principal Executive Offices)	(Zip Code)

2001 STOCK INCENTIVE PLAN

(Full title of the plans)

WILLIAM D. HUSE President and Chief Executive Officer	Copy to:

3520 Dunhill Street San Diego, CA 92121 (858) 597-4990 (Name, address and telephone number, including area code, of agent for service)	THOMAS E. SPARKS, JR. Pillsbury Winthrop LLP 50 Fremont Street San Francisco, CA 94120-7880 (415) 983-1000

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum	Amount of
Title of Securities to	Amount to be	Offering Price per	Aggregate Offering	Registration
be Registered	Registered(1)	Share(2)	Price(2)	Fee

Common Stock, par value $0.001	500,000 shares	$8.95	$4,475,000.00	$1,118.75

(1)	Pursuant to Rule 416(a) under the Securities Act, this registration statement also includes an indeterminate number of additional shares which may be offered and issued in connection with any stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices as reported on the Nasdaq National Market on November 12, 2001.

         The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

         The following documents filed by Registrant with the Securities and Exchange Commission (File Nos. 000-31101) are incorporated by reference in this registration statement:

         (1)  Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (2)  Registrant’s Quarterly Report on Form 10-Q, for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         (3)  Registrant’s Periodic Report on Form 8-K filed on May 11, 2001;

         (3)  The description of Registrant’s Common Stock contained in Registrant’s registration statement on Form 8-A, filed July 20, 2000.

         (4)  The description of Registrant’s Preferred Stock Purchase Rights for Series A Participating Preferred Stock, par value $0.001, contained in Registrant’s registration statement on Form 8-A, filed May 11, 2001.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Certain legal matters with respect to the validity of the securities offered hereby has been passed upon by Pillsbury Winthrop LLP. A partner of Pillsbury Winthrop LLP owns 191,023 shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Article VII of the Registrant’s Restated Certificate of Incorporation (Exhibit 3.(i)2 to the Form S-1 Registration Agreement) and Article V of the Registrant’s Bylaws (Exhibit 3.(ii)2 to the Form S-1 Registration Agreement) provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law (Exhibit 10.10 to the Form S-1 Registration Statement).

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

See Index to Exhibits.

Item 9. Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 16, 2001.

APPLIED MOLECULAR EVOLUTION, INC.

By	/s/ William D. Huse, M.D., Ph.D.

William D. Huse, M.D., Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William D. Huse, M.D., Ph.D. and Lawrence E. Bloch, M.D., J.D., and each of them his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/ William D. Huse, M.D., Ph.D. William D. Huse, M.D., Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	November 16, 2001

/s/ Lawrence E. Bloch, M.D. Lawrence E. Bloch, M.D.	Chief Financial Officer, Vice President, Business Development and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 16, 2001

Name	Title	Date

/s/ Costa G. Sevastopoulos, Ph.D. Costa G. Sevastopoulos, Ph.D.	Chairman of the Board	November 16, 2001

/s/ Stanley T. Crooke, M.D., Ph.D. Stanley T. Crooke, M.D., Ph.D.	Director	November 16, 2001

/s/ Peter K. Hilal, M.D. Peter K. Hilal, M.D.	Director	November 16, 2001

/s/ John F. Richards John F. Richards	Director	November 16, 2001

INDEX TO EXHIBITS

Number	Exhibit

4.1*	Specimen Common Stock Certificate.

5.1	Opinion regarding legality of securities to be offered.

10.1**	Applied Molecular Evolution, Inc. 2001 Stock Incentive Plan.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 5).

*	Incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-1, No. 333-36830.

**	Incorporated by reference to Exhibit B to the Registrant’s Proxy Statement dated April 23, 2001.